Exhibit 99.1

News Release

For Further Information:

Dr. Chris L. Koliopoulos

President and CEO

inquire@zygo.com

For Immediate Release

ZYGO ANNOUNCES TONY ALLAN AS SENIOR VICE-PRESIDENT

OF WORLD-WIDE OPERATIONS

MIDDLEFIELD, Conn, February 4, 2013 – Zygo Corporation (Nasdaq: ZIGO) today announced that it has hired Mr. Tony Allan as the Company’s Senior Vice President of Worldwide Operations, reporting directly to the President and Chief Executive Officer, Dr. Chris Koliopoulos. Mr. Allan will succeed Doug Eccleston, who will retire after a short transition period.

Most recently, Mr. Allan served as Chief Operating Officer of Masimo Corporation, a publicly traded medical technology company that develops, manufactures, and markets non-invasive patient monitoring products worldwide. Prior to joining Masimo, Mr. Allan had been Vice President - Global Business Units, Instrumentation and Medical Sector, with Jabil Inc., an electronics design, manufacturing and product solutions company. Mr. Allan holds a Post Graduate Diploma in Quality Engineering from the University of Paisley and a H.N.D. in Engineering from Glasgow College.

Commenting on the appointment, Dr. Koliopoulos stated, “With his breadth of experience and background running complex global manufacturing operations, Tony brings further bench strength to the Zygo Leadership Team as Senior Vice President of Worldwide Operations. I look forward to working with Tony in this role, as the Company continues to mature in size and global reach. Tony will be instrumental in helping the Company to continue to build on its strategies and best practices to capitalize on the many opportunities that lay ahead, taking the company to the next level.”

Dr. Koliopoulos added, “I and all at Zygo congratulate Doug Eccleston on his distinguished career and wish him a long productive retirement. We appreciate his fellowship, mentoring and influence on the Zygo culture. His leadership has been integral in driving lean processes and the improvements in Zygo operations and gross margins.”

Mr. Allan commented, “I am very excited about joining Zygo and look forward to working with Chris and the Company’s dedicated employees, as well as continuing to focus on growth initiatives, advanced optical technology, customer satisfaction, shareholder interests, and optimizing Zygo for peak performance.”

Zygo Corporation is a worldwide supplier of optical metrology instruments, precision optics and electro-optical design and manufacturing services serving customers in the semiconductor capital equipment, bio-medical, scientific and industrial markets.

1

Forward-Looking Statements

All statements other than statements of historical fact included in this news release regarding financial performance, condition and operations and the business strategy, plans, anticipated revenues, bookings, market acceptance, growth rates, market opportunities and objectives of management of the Company for future operations are forward-looking statements.  Forward-looking statements provide management's current expectations or plans for the future operating and financial performance of the Company based upon information currently available and assumptions currently believed to be valid.  Forward-looking statements can be identified by the use of words such as "anticipate," "believe," "estimate," "expect," "intend," "plan(s)," "strategy," "project," "should" and other words of similar meaning in connection with a discussion of current or future operating or financial performance.  Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors.  Among the important factors that could cause actual events to differ materially from those in the forward-looking statements are fluctuations in capital spending of our customers; fluctuations in revenues to our major customers; manufacturing and supplier risks; risks of booking cancellations, push-outs and de-bookings; dependence on timing and market acceptance of new product development; rapid technological and market change; risks in international operations; risks related to any reorganization of our business; risks related to changes in management personnel; dependence on proprietary technology and key personnel; length of the revenue cycle; environmental regulations; investment portfolio returns; fluctuations in our stock price; the risk that anticipated growth opportunities may be smaller than anticipated or may not be realized; and risks related to business acquisitions. Zygo Corporation undertakes no obligation to publicly update or revise forward-looking statements to reflect events or circumstances after the date of this news release except as required by law.  Further information on potential factors that could affect Zygo Corporation's business is described in our reports on file with the Securities and Exchange Commission, including our Form 10-K for the fiscal year ended June 30, 2012, filed with the Securities and Exchange Commission on September 13, 2012.

2